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                                                      EXHIBIT 3.1
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM  06/06/1996
960164991-798607


                            RESTATED

                  CERTIFICATE OF INCORPORATION

                               OF

                      FALCON PRODUCTS, INC.

                 *    *    *    *    *    *    *

 (Originally incorporated February 8, 1974, under the same name)


     FIRST:  The name of the corporation is

                      FALCON PRODUCTS, INC.

     SECOND: The address of its registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The nature of the business or purposes to be conducted or promoted are:
     (a) To manufacture, sell, import and export at wholesale and retail, furniture and fixtures of all types and descriptions, and to do the same with any and all kinds of products, whether related or not,
     (b) To develop, manufacture, sell and otherwise deal in or with products of all kinds,
     (c) To buy, lease, contract for, invest in or otherwise acquire any real or personal property or any interest therein, or all or any part of the good will, rights, franchises, property and business of any person, entity, partnership, association or corporation, to pay for the same in cash or in stock of any class, bonds, or other obligations of the corporation or otherwise, to


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hold, utilize and in any manner dispose of the whole or any part of the rights and property so acquired, to assume in connection therewith any liabilities of any such person, entity, partnership, association or corporation, and conduct in any lawful manner the whole or any part of the business thus acquired;
     (d) To sell, lease, exchange, convey, mortgage, pledge, transfer, assign and deliver and otherwise dispose of all or any part of the property, assets and effects of the corporation, and receive in payment therefor cash or stocks, bonds, notes, debentures or other securities or evidences of indebtedness or obligations of any individual, firm, corporation, company, association, trust or organization on such terms and conditions as the Board of Directors of the corporation shall determine, subject to limitations, restrictions or requirements imposed by law;
     (e) To act as principal, agent, broker, dealer, factor, jobber, commission merchant or in any representative capacity in transacting any business authorized herein;
     (f) To manufacture, buy, sell, exchange, mortgage, encumber, improve, develop, manage, control, assign, transfer, convey, lease, pledge or otherwise acquire, hold, own, alienate or dispose of property of any kind whatsoever, real, personal or mixed, wheresoever situated, or any interest therein;
     (g) To construct, improve, rebuild, alter, decorate, maintain, manage, control, lease, encumber or otherwise to acquire, hold and dispose of and deal in any and all kinds of improvements upon land belonging to this corporation, or upon other land;

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     (h)  To lease, purchase, manufacture or otherwise acquire and to own, hold, mortgage, pledge, assign, transfer or otherwise dispose of, and generally to deal in and use building materials, tools, equipment, furniture, fixtures and supplies incident to or useful in connection with the purchase, sale, ownership, construction, maintenance and management of real estate, buildings and other structures;
     (i) To acquire, hold, sell, use, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or of any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of the corporation;
     (j) To purchase, insofar as the same may be done without impairing the capital of the corporation, and to hold, pledge and reissue shares of its own capital stock, but such shares so acquired and held shall not be entitled to vote, either directly or indirectly, nor to receive dividends;
     (k) To purchase or in any manner acquire, to own and hold, receive and dispose of the income from, to guarantee, sell, assign, transfer, mortgage, pledge or otherwise dispose of, and to exercise all of the rights of individual natural persons with respect to any bonds, securities and evidences of indebtedness of or shares of stock in any corporation or joint stock company of any state, territory or country, and while the owner of said stock, to

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exercise all of the rights, powers and privileges of ownership, including the right to vote thereon;
     (l) To purchase, incorporate and cause to be merged, consolidated, reorganized or liquidated or any of the foregoing, and to promote, take charge of and aid in any way permitted by law the incorporation, merger, consolidation or liquidation of any corporation, association or entity;
     (m) To borrow or raise moneys for any of the purposes of the corporation and from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, convertible or non-convertible, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof and of the interest thereon by mortgage on or pledge, conveyance or assignment in trust of the whole or any part of the assets of the corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such securities or other obligations of the corporation for its corporate purposes;
     (n) To enter into, make, perform and carry out contracts of every sort and kind for any lawful purpose, with any person, firm, association or corporation, whether public, private or municipal or body politic, and with the government of the United States or any state, territory or colony thereof, or any foreign government;

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     (o) To conduct business in all other states, the District of
Columbia, the territories, possessions and dependencies of the United States, and in any or all foreign countries, to have one or more offices out of the State of Delaware, and to hold, purchase, lease, let, mortgage and convey real and personal property out of said state as well as therein;
     (p) To do any and every thing necessary or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinabove enumerated, either for itself or as agent for any persons, firm or corporation, either alone or in association with other corporations, or with any firm or individual, to engage in any other lawful business or operation deemed advantageous or desirable, and to do any and every thing incidental to, growing out of, or germane to any of the foregoing purposes or objects.
     (q) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     The foregoing clauses shall be construed both as objects and powers and shall be in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware and the foregoing enumeration of specific powers shall not be held to alter or restrict in any manner the general powers of this corporation.
     FOURTH: The corporation shall have the authority to issue 20,000,000 shares of Common Stock, of the par value of two cents

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($0.02) per share each, amounting in the aggregate to Four Hundred
Thousand Dollars ($400,000.00).
     FIFTH: In furtherance and not in limitation of the powers granted by statute, the Board of Directors is authorized to make, alter, or repeal the By-Laws of the corporation.
     SIXTH:    At all elections of directors of the corporation,
each holder of Common Stock shall be entitled to as many votes as shall equal the number of votes which (except for this provision) he would be entitled to cast for the election of directors, multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for or any two or more of them, as he may see fit.
     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction with the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or in the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the

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case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
     EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     NINTH: No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of Title Eight of the Delaware Code (relating to unlawful stock purchase or redemption); or (iv) for

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any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of the adoption of this provision.
     TENTH: The number of directors of the corporation which shall constitute the Board of Directors shall be nine, but such number may thereafter be changed from time to time by resolution of the Board of Directors; provided, however, that the number of the
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directors of the corporation shall not be less than three.  The
Board of Directors shall be divided into three classes, as nearly equal in number as possible, which shall be designated Class A, Class B and Class C. The class of each of the directors elected at the 1996 annual meeting of stockholders (the "1996 Meeting") shall be designated by the Board. The term of office of each member then designated as a Class A director shall expire at the annual meeting of stockholders next ensuing the 1996 Meeting, that of each member then designated as a Class B director at the annual meeting of stockholders one year thereafter, and that of each member then designated as a Class C director at the annual meeting of stockholders two years thereafter. At each annual meeting of stockholders held after the election and classification of the Board of Directors at the 1996 Meeting, directors elected to succeed those whose terms then expire shall be elected for a term of three years expiring at the third succeeding annual meeting thereafter and until their respective successors are elected and have qualified or until their earlier displacement from office by

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resignation, removal or otherwise.  If the number of directors has changed, any increase or decrease in the number of directors shall be apportioned among the classes so that the number of directors in each class remains as nearly equal as possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. Subject to the rights, if any, of the holders of any class of capital stock of the corporation other than common stock then outstanding, any vacancies in the Board of Directors that occur for any reason prior to the expiration of the term of office of the class in which the vacancy occurs, including vacancies that occur by reason of an increase in the number of directors, may be filled only by the Board of Directors of the corporation, acting by the affirmative vote of a majority of the remaining directors then in office (even if less than a quorum).
A director elected to fill a vacancy shall hold office during the term to which his predecessor had been elected and until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal. Directors need not be stockholders.
     THE UNDERSIGNED, being the Chairman of the Board and Chief Executive Officer of the corporation, for the purpose of restating and integrating into a single instrument all of the provisions of the corporation's certificate of incorporation which are now in effect, hereby declares and certifies that this is his free act and deed, that the facts herein stated are true, that this restated certificate was duly adopted by the Executive Committee of the

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corporation's Board of Directors in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, that this restated certificate only restates and integrates and does not further amend the provisions of the corporation's certificate of incorporation as heretofore amended and supplemented, and that there is no discrepancy between the provisions of the corporation's certificate of incorporation as heretofore amended and supplemented and this restated certificate.


                              /s/ Franklin A. Jacobs
                              ---------------------------------------
                              Franklin A. Jacobs
                              Chairman of the Board and
                              Chief Executive Officer

                              Date: May 31, 1996
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